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                                                                   Exhibit 10.10

                                    AMENDMENT
                                       TO
                     SECURITY ASSOCIATES INTERNATIONAL, INC.
                COMMON STOCK SUBSCRIPTION AND PURCHASE AGREEMENT
                          DATED AS OF SEPTEMBER 5, 1996


         This amendment (the "Amendment") to that certain Common Stock Subscription and Purchase Agreement between Security Associates International, Inc., a Delaware corporation (the "Company") and TJS Partners, L.P., a New York limited partnership ("TJS"), dated as of September 5, 1996 (the "Original Agreement"), is made and entered into effective December 31, 1996 (the "Effective Date"). All capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Original Agreement.

                                    RECITALS

A. The Company and TJS (the "Parties") entered into the Original Agreement as of September 5, 1996.

B. Pursuant to the Original Agreement, the Company issued 3,525,682 shares of its Common Stock (the "New Shares") to TJS for an aggregate purchase price of One Million Five Hundred Fifty-Eight Thousand Three Hundred Fifty-One Dollars ($1,558,351.00); the Company Borrowed Three Million Four Hundred Forty-One Thousand Six Hundred and Forty-Nine Dollars ($3,441,649.00) from TJS pursuant to the Promissory Note; and the Company and TJS entered into the Standby Option and Warrant Agreement.

C. The Company and TJS have determined that it would be in their mutual best interest to modify the terms of the Original Agreement by: (i) canceling the New Shares and the Promissory Note and issuing to TJS in lieu thereof, (a) 35,257 shares of the Company's Convertible Preferred Stock having the designations, rights, preferences and limitations set forth in Exhibit "A" hereto (the "Convertible Preferred Stock"), (b) 344,165 shares of the Company's 12% Redeemable Preferred Stock having the designations, rights, preferences and limitations set forth in Exhibit "B" hereto (the "Redeemable Preferred Stock"), (c) a Warrant to purchase 15,000 shares of Convertible Preferred Stock in the form of Exhibit "C" hereto (the "Warrant"); (ii) amending the Standby Option and Warrant Agreement such that TJS purchase rights shall be for Convertible Preferred Stock rather than Common Stock, as set forth in Exhibit "D" hereto (the "Amended Standby Option and Warrant Agreement"); (iii) TJS providing the Company with a Five Million Dollar ($5,000,000.00) line of credit pursuant to a loan agreement in the form of Exhibit "E" hereto (the "Subordinated Loan Agreement"); and (iv) such other amendments to the Original Agreement as are set forth in this Amendment

D. The Company and TJS agree that as specifically amended hereby, the Original Agreement remains in full force and effect.

        NOW THEREFORE, in consideration of the premises recited above, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Authorization.The Company will authorize all of the transactions contemplated by this Agreement, including, but not limited to the transactions set forth in Recital "C" above, and shall have filed with the Secretary of State of Delaware, the Certificate of Designations, Preferences, Rights and Limitations of Convertible Preferred Stock in the form of Exhibit "A" hereto and the Certificate of Designations, Preferences, Rights and Limitations of Redeemable Preferred Stock in the form of Exhibit "B" hereto.

2. Closing; Consummation of Transactions. The Closing of the transaction contemplated by this Agreement (the "Closing") shall occur on June 20, 1997 (the "Closing Date"), or such other date
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        as the parties may agree. All of the transactions shall be deemed to have occurred as of the Effective Date, except as otherwise stated herein. On or before the Closing Date, subject to the terms and conditions hereof:

        2.1. Issuance of Securities. The Company will issue to TJS: a certificate or certificates representing 35,257 shares of Convertible Preferred Stock; (ii) a certificate or certificates representing 344,165 shares of Redeemable Preferred Stock; (iii) the Warrant; and (iv) the Amended Standby Option and Warrant Agreement (items (i) through (iv) are referred to collectively herein as the "New Securities");

        2.2. Cancellation of Previously Issued Securities. TJS will deliver to the Company for cancellation: (i) the certificate or certificates representing the New Shares (3,525,682 shares of Common Stock); and (ii) the Standby Option and Warrant Agreement;

        2.3. Subordinated Loan Agreement. The Company and TJS will execute and deliver the Subordinated Loan Agreement and each of the Loan Instruments (as defined in the Subordinated Loan Agreement) initially required to be delivered pursuant thereto;

        2.4. Cancellation of Promissory Notes. TJS will deliver the Promissory Note to the Company for cancellation; and

        2.5. Other Amendments and Transactions. All other amendments and transactions contemplated by this Amendment will be deemed to have been consummated.

3. Representations and Warranties of the Company. The Company represents and warrants, except as may be effected by the transactions contemplated by this Amendment:

        3.1. Organization and Standing; Certificate of Incorporation and By-laws. The Company is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. The Company has requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. The Company is duly qualified or licensed and in good standing as a foreign corporation in each jurisdiction wherein the character of its properties or the nature of the activities conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not have a material adverse effect on the Company or its property or business. The copies of the Company's Certificate of Incorporation and By-laws attached hereto as Exhibit F and the certificates of designation of the Convertible Preferred Stock and the Redeemable Preferred Stock are true, correct and complete and contain all amendments through the Closing Date.

        3.2. Corporate Power. The Company will have at the Closing Date all requisite legal and corporate power and authority to execute and deliver this Amendment, to issue the New Securities hereunder, to execute, deliver and borrow pursuant to the Subordinated Loan Agreement and to carry out and perform its obligations under the terms of this Amendment.

        3.3. Capitalization. The authorized capital stock of the Company consisted, on the Effective Date prior to the consummation of the transactions contemplated hereby, of 50,000,000 shares of common stock, $.001 par value (the "Common Stock"), of which 3,677,287 of such shares (excluding the New Shares to be canceled pursuant to this Amendment) are issued and outstanding and 500,000 shares of preferred stock, $10.00 par value per share ("Preferred Stock"), of which none are outstanding, 35,257 of which have been designated prior to the Closing Date as Convertible Preferred Stock and 344,165 of

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                which have been designated prior to the Closing Date as
                Redeemable Preferred Stock. All outstanding shares of Common Stock and Preferred Stock (collectively, "Capital Stock") have been duly authorized and validly issued, and are fully paid and nonassessable. Options and warrants to purchase 1,855,243 shares of Common Stock were issued and outstanding (excluding those represented by the Standby Option and Warrant Agreement and granted in the Promissory Note, both of which will be canceled pursuant to this Amendment). Such options and warrants include the options and warrants for in the aggregate 742,155 shares of Common Stock previously surrendered by Ronald I. Davis ("Davis"), James S. Brannen ("Brannen") and Stephen Rubin ("Rubin"), officers of the Company, which have been reinstated and options to purchase 75,000 shares of Common Stock issued to John Aneralla, or his designee, on October 10, 1996. All outstanding securities of the Company were issued in compliance with applicable Federal and state securities laws. Except as set forth above or pursuant to this Amendment, there are no options, warrants or other rights to purchase any of the Company's authorized and unissued Capital Stock. The holders of options to purchase Common Stock (other than options to be canceled or exercised at or prior to Closing) together with the number of shares subject to such options and warrants and the exercise price and periods during which such options may be exercised are set forth on Schedule 3.3 of this Amendment. Except as set forth on such Schedule 3.3 as modified by this Amendment, there will be as of the Closing Date no other holders of Capital Stock or outstanding options, warrants or other rights, commitments or arrangements, written or oral, to which the Company is a party or by which it is bound, to purchase or otherwise acquire any authorized but unissued shares of Capital Stock of the Company or any security directly or indirectly convertible into or exchangeable or exercisable for any Capital Stock of the Company.

        3.4. Reservation of Shares. The Corporation will at all times reserve and keep available out of its authorized shares of Convertible Preferred Stock and Common Stock or its treasury shares, solely for the purpose of issuance upon the exercise of the conversion privileges of the Convertible Preferred Stock and of the Warrant as therein provided, such number of shares of Convertible Preferred Stock and Common Stock as shall then be issuable upon the exercise of the conversion privileges of the Convertible Preferred Stock and of the Warrant, respectively. Commencing with the meeting of the Corporation's Board of Directors (the "Board") following the meeting held in April, 1997, the Board will estimate the number of shares issuable upon exercise of the conversion rights of the Redeemable Preferred Stock and reserve and keep available for issuance upon conversion of the Redeemable Preferred Stock such number of shares of Common Stock. The Corporation covenants that all shares of Convertible Preferred Stock and Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof. The Corporation will take all such action as may be necessary to assure that all such shares of Convertible Preferred Stock and Common Stock may be so issued without violation of any applicable requirements of any federal or state securities laws.

        3.5. Only Voting Stock Outstanding. The only issued and outstanding shares of capital stock of the Company at Closing will be common voting shares possessing identical rights and privileges and the Convertible Preferred Stock issued pursuant to this Amendment

        3.6. Authorization. All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, delivery and performance of this Amendment by the Company, the authorization, sale, issuance and delivery of the New Securities, for the cancellation of the New Shares and the Promissory Note or the issuance and borrowing under the Subordinated Loan Agreement and the performance of all of the Company's obligations hereunder has been taken or will be taken prior to the
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                Closing. This Agreement, when executed and delivered by the
                Company, shall constitute a valid and binding obligation of the Company, enforceable in accordance with its terms. The Convertible Preferred Stock and the Redeemable Preferred Stock, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable and will have the rights set forth in the Certificate of Incorporation and the By-laws, attached hereto as Exhibit "F" and as set forth in Exhibit "A" and Exhibit "B" hereto. No further approval or authorization of the stockholders or the directors of the Company or of any governmental authority or agency will be required for the issuance and sale of the New Securities or the execution, delivery and performance of the Subordinated Loan Agreement, as contemplated by this Amendment. Except for the rights of first refusal granted to TJS pursuant to the Original Agreement, no stockholder of the Company or any other person is entitled to any preemptive rights with respect to the purchase or sale of any securities by the Company. The Company does not require any consent, approval, authorization or order of, or declaration, filing or registration with, any court or governmental or regulatory agency or board in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

4. Representations and Warranties of TJS. TJS represents and warrants that each of the following statements shall be true as of the Closing Date:

        4.1. Investment Intent. It is acquiring the New Securities and entering into the Subordinated Loan Agreement for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. It understands that neither the New Securities or the Subordinated Loan Agreement (nor the Loan Instruments) have been, nor will be, registered under the Securities Act of 1933, as amended (the "Securities Act") or the securities laws and regulations of any state by reason of specific exemption(s) from the registration provisions of the Securities Act and such state laws and regulations, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the TJS' representations as expressed herein and in the Suitability Questionnaire accompanying the Original Agreement.

        4.2. Legend. TJS acknowledges that the certificates representing the New Securities will bear a legend of substantially the following form:

                        THE SHARES OF STOCK REPRESENTED BY
                        THIS CERTIFICATE HAVE NOT BEEN
                        REGISTERED UNDER THE SECURITIES ACT
                        OF 1933, AS AMENDED, AND MAY NOT BE
                        SOLD OR OTHERWISE TRANSFERRED UNLESS
                        A COMPLIANCE WITH THE REGISTRATION
                        PROVISIONS OF SUCH ACT HAS BEEN MADE
                        OR UNLESS AVAILABILITY OF AN
                        EXEMPTION FROM SUCH REGISTRATION
                        PROVISIONS HAS BEEN ESTABLISHED, OR
                        UNLESS SOLD PURSUANT TO RULE 144
                        UNDER THE SECURITIES ACT OF 1933.

        4.3. Rule 144. Purchaser acknowledges that the New Securities must be held indefinitely unless subsequently registered under the Securities Act and applicable state securities laws and regulations or unless an exemption from such registration is available. TJS is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of securities purchased in a private placement subject to the satisfaction of
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                certain conditions.

        4.4. No Public Market. TJS understands that there is only a limited number of public market makers for the Common Stock of the Company and none for the New Securities, that the trading in the Common Stock is extremely limited and that the Company has made no assurances that a public market will ever exist for the Company's securities. TJS acknowledges that because the New Securities acquired hereby will not be registered under the Securities Act, TJS will not be able to participate in any public market for the Common Stock until such time as the shares acquired by TJS are registered under the Securities Act and applicable state laws and regulations or exemptions from such registration are available.

        4.5. Authorization. This Amendment and the Subordinated Loan Agreement when executed and delivered by TJS, will constitute valid and legally binding obligations of TJS, enforceable in accordance with their respective terms.

        4.6. Organization and Standing. TJS is a limited partnership duly formed and existing under, and by virtue of, the laws of the State of New York and is in good standing under such laws. TJS has requisite partnership power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. TJS has furnished the Company with a copy of its Articles of Partnership, as amended . Said copy is true, correct and complete and contains all amendments through the Closing Date.

        4.7. Power and Authority. TJS will have at the Closing Date all requisite power and authority to execute and deliver this Amendment, to subscribe and purchase the New Securities and to execute, deliver and perform its obligations under the Subordinated Loan Agreement and to carry out and perform its obligations under the terms of this Agreement.

        4.8. Authorization. All action on the part of TJS necessary for the authorization, execution, delivery and performance of this Amendment by TJS, the subscription and purchase of the New Securities, the execution, delivery and performance of the Subordinated Loan Agreement, and the performance of all of TJS' obligations hereunder has been taken or will be taken prior to the Closing. This Amendment, when executed and delivered by the TJS, shall constitute a valid and binding obligation of TJS, enforceable in accordance with its terms.

5. Additional Amendments and Agreements. The parties have agreed to the following additional amendments to the Original Agreement and other agreements. All such additional amendments and agreements shall be effective as of the Effective Date unless otherwise stated herein.

        5.1. Section 7.9 of the Original Agreement. Section 7.9 shall be amended to read in its entirety as follows:

                        Election of Directors. So long as, and at any time when,
                at least fifteen percent (15%) of the shares issued hereunder are held of record by Purchaser, (a) Davis and Brannen agree that in any election of a director or directors of the Company, they shall vote their shares of capital stock of the Company and all shares of Capital Stock owned by Purchaser with respect to which they will have a proxy in such a manner that immediately after such election the Company's Board of Directors shall include two designees of Purchaser; (b) the Company will use its best efforts to cause such designees to be elected to the Company's Board of Directors; and (c) in the event of any vacancy on the Board of Directors, the Company and the Purchaser will use their best efforts to fill
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                the vacancy such that the Board will include such designees. The
                Company covenants that at all times on or after thirty (30) days following the Closing, its By-laws will contain provisions authorizing no more than seven (7) directors and indemnifying its directors to the fullest extent permitted under applicable law. In addition, Purchaser's designees shall be appointed to each of the committees established or maintained by the Board of Directors.

        5.2. Section 7.12. Sections 7.12 of the Original Agreement shall be amended to read in its entirety as follows:

                        Rights Offering. The Company, within ten (10) days of
                receipt of notice from the Purchaser to do so, shall initiate the process of preparing the registration of a rights offering under the Securities Act (the "Rights Offering"), or such other offering as the Parties may agree to. Pursuant to the Rights Offering, if all such Rights are exercised, the planned proceeds of the Rights Offering shall equal in the aggregate at least Ten Million Dollars ($10,000,000.00). If the Company and the Purchaser shall agree, the Company shall initiate an initial public offering of the Company's Common Stock (an "Initial Public Offering") in lieu of the Rights Offering.

        5.3. Section 7.14 of the Original Agreement. The parties acknowledge that the Incentive Compensation Plan contemplated by Section
                7.14 of the Original Agreement was not implemented in definitive form within sixty (60) days of the date of the Original Agreement. As a result, as provided in Section 7.14, the options of Brannen, Davis and Rubin that were canceled pursuant to the Original Agreement have been reinstated (the "Reinstated Options"). In addition, the parties agree that as provided in
                Section 7.14 of the Original Agreement, concurrent with the reinstatement of such options, TJS will be granted options identical to the reinstated options, exercisable to the extent that such Reinstated Options are exercised (the "Mirror Options"). The Mirror Options so granted shall be included in the Amended Standby Option and Warrant Agreement.

        5.4. Section 10 of the Original Agreement. The definition of "Registrable Securities" in Section 10.11 shall be amended by deleting the phrase "The New Shares" from clause (i) and replacing that phrase with the phrase "The Convertible Preferred Stock." As so amended Section 10 of the Original Agreement shall remain in full force and effect.

6.      Miscellaneous.

        6.1. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS WITHOUT GIVING ANY EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS. The Company agrees that it will not assert against TJS (or against any partner, officer, director, employee or agent of TJS or any of its Affiliates) any claim it may have under this Amendment by reason of any failure or alleged failure by TJS to meet its obligations hereunder. The parties hereto agree and intend that the proper and exclusive forum for the litigation of any disputes or controversies arising out of, or related to, this Amendment shall be the courts of the State of Illinois and of any Federal Court located in such state. The Company agrees that it will not commence or move to transfer any action or proceeding, arising out of or relating to this Amendment, in or to any court other than one located in the State of Illinois. The Company irrevocably consents to the service of process of any of the aforesaid courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Company at the address provided herein, such service to become effective 30 days after such mailing. Nothing contained in this Section shall affect the right of TJS to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against the Company in any other jurisdiction. In the event the Company should commence or maintain any action arising out of or related to this Agreement in a forum other than the courts located in the State of Illinois, TJS shall be entitled to request the dismissal of such action, and the Company stipulates that such action shall be dismissed.

        6.2. Survival. The representations and warranties, covenants and agreements made herein shall survive any investigation made by any party and the closing of the transactions contemplated hereby.

        6.3. Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. The Company may not assign any part of its rights and obligations hereunder without the prior written consent of TJS, which shall not be unreasonably withheld. TJS may not assign any part of its rights and obligations hereunder without the prior written consent of the Company, which shall not be unreasonably withheld, other than as part of a distribution of its interests under this Amendment to its partners. A person to whom all or a part of TJS' rights are assigned shall become a party to this Amendment, entitled to all the rights and benefits and subject to all of the duties and obligations of TJS hereunder. Whenever reference is made to the TJS in this Amendment, such reference shall include any assignees of the TJS' rights hereunder.

        6.4. Entire Agreement; Amendment. The Original Agreement, as amended hereby, this Amendment and the other documents delivered pursuant hereto at the Closing constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Amendment nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

        6.5. Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to TJS, at 52 Vanderbilt Avenue, 5th Floor, New York, NY 10017 or at such other address TJS shall have furnished to the Company in writing; or (b) if to the Company, at 2101 South Arlington Heights Road, Arlington Heights, Illinois 60005-4142, addressed to the President of the Company, or at such other address the Company shall have furnished to TJS in writing.

                        Each such notice or other communication shall for all
                purposes of this Amendment be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or seventy-two (72) hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

        6.6. Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any holder of New Securities, upon any breach or default of the Company under the Original Agreement or this Amendment, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under the Original Agreement or this Amendment, or any waiver on the part of any holder of any provisions or conditions of the Original Agreement or this Amendment , must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under the Original Agreement or this Amendment or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

        6.7. Expenses. The Company and TJS shall each bear its own legal and other expenses incurred on its behalf with respect to the preparation of this Amendment, any related documents and the transactions contemplated hereby.

        6.8. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

        6.9. Severability. In the event that any provision of this Amendment becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Amendment shall continue in full force and effect without said provision; provided that no such severance shall be effective if it materially changes the economic benefit of this Amendment to any party.

        6.10. Titles and Subtitles. The titles and subtitles used in this Amendment are used for convenience only and are not considered in construing or interpreting this Agreement.

        6.11. Waiver of Jury Trial. The Parties hereby expressly waive any right they may have to a jury trial in any suit, action or proceeding existing under or relating to the Original Agreement or this Amendment, any stock, promissory notes or other securities issued by the Company pursuant to the Original Agreement or this Amendment or any of the other documents executed and delivered in connection with this Amendment.

                The foregoing Agreement is hereby executed as of the date first above written.


                         SECURITY ASSOCIATES INTERNATIONAL, INC.


                         By:  /s/ James S. Brannen
                            -------------------------------------------------
                                James S. Brannen, President


                         TJS PARTNERS, L.P.

                         By:  TJS Management, L.P., its General Partner

                         By:  /s/ Thomas J. Salvatore
                            -------------------------------------------------
                               Thomas J. Salvatore, Managing General Partner

        The undersigned acknowledge that they are significant stockholders of the Company and that they will receive material economic benefits upon the consummation of the transactions contemplated hereby. In order to induce TJS to enter into this Amendment, the undersigned agree to be bound by Section 7.9 of the Original Agreement as amended hereby.


Effective as of December 31, 1996


/s/ Ronald I. Davis
-------------------------------
Ronald I. Davis


/s/ James S. Brannen
-------------------------------
James S. Brannen